Exhibit (3)-1

PAGE 1

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “TRANSCONTINENTAL GAS PIPE LINE CORPORATION” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “TRANSCONTINENTAL GAS PIPE LINE CORPORATION” TO “TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC” , FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 6:10 O’CLOCK P.M.
        AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2008.

0425729 8100V 081226256 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 7047635 DATE: 12-24-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:10 PM 12/23/2008
FILLED 06:10 PM 12/23/2008
SRV 081226256 – 0425729 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
1.) The jurisdiction where the Corporation first formed is Delaware.
2.) The jurisdiction immediately prior to filing this Certificate is Delaware.
3.) The date the corporation first formed is October 5, 1948.
4.) The name of the Corporation immediately prior to filing this Certificate is Transcontinental Gas Pipe Line Corporation.
5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is Transcontinental Gas Pipe Line Company, LLC.
6.) The effective date of this conversion shall be December 31, 2008.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of December A.D. 2008.

By:	/s/ La Fleur C. Browne Authorized Person

Name:	La Fleur C. Browne

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 6:10 O’CLOCK P.M.
          AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2008.

0425729 8100V 081226256 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 7047635 DATE: 12-24-08

State of Delaware Secretary
of State Division or Corporations
Delivered 06:10 PM 12/23/2008
FIXED 06:10 PM 12/23/2008 SRV
081226256 – 0425729 FILE
CERTIFICATE OF FORMATION
OF

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC
     1. The name of the limited liability company is Transcontinental Gas Pipe Line Company, LLC.
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. This Certificate of Formation shall be effective on December 31, 2008.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Transcontinental Gas Pipe Line Company, LLC this 22nd day of December, 2008.

/s/ LaFleur C. Browne LaFleur C. Browne
Authorized Person